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                           SECOND LICENSE AGREEMENT
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        THIS SECOND LICENSE AGREEMENT is entered the 17th day of April, 1996, by and between Bender & Company, Inc. (the "Licensor"), having an office at 70
South Orange Avenue, Livingston, New Jersey, and OMNIPOINT COMMUNICATIONS, INC. (the "Licensee"), a Delaware Corporation, having an office at 360 Newark-Pompton Turnpike, Wayne, New Jersey 07470.

                             W I T N E S S E T H:

        WHEREAS, by Orders dated June 28, 1993 and July 22, 1994, Licensor was duly appointed rent receiver of Mountain Lakes Corporate Center II, 49 Old Bloomfield Avenue, Mountain Lakes, New Jersey 07046 (the "Building") by the Hon. Kenneth C. MacKenzie, P.J. Ch, in litigation entitled Teachers Insurance and
                                                      ----------------------
Annuity Association of America v. Glen Properties, et als., Docket Nos:
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F-3982-93 and F-3983-93;

        WHEREAS, said Orders mandate that the Licensor take charge of the building in lieu of Glen Properties ("Glen") and authorize the Licensor to lease, rent or otherwise license space in the building to tenants or third-parties; and

        WHEREAS, on March 22, 1996, Licensor and Licensee entered into a license agreement (the "First License Agreement") for Licensee's temporary use of 10,000 rentable square feet of space on the second (2nd) floor of the Building for a month-to-month term to expire no later than March 21, 1997;

        WHEREAS, Licensor now desires to provide to Licensee temporary roof space on the building for the installation of two (2) antennas with no interest or estate being granted herein and Licensee now desires to use said space while acknowledging it will receive no interest or estate granted herein;

        NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

        1. Antennas
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Licensee shall be permitted to install two (2) antennas (the "Antennas") on a portion of the roof of the Building subject to the following provisions:

                (i) Licensee must provide detailed specifications to Licensor for the installation of the Antennas at least ten (10) days prior to the desired installation date.

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                (ii) The Antennas must be installed by a licensed and insured contractor, written proof of which must be submitted to Licensor prior to installation.

                (iii) The Antennas must be installed in areas designated by Licensor.

                (iv) All costs associated with the purchase, installation, operation (including electricity), repair, maintenance and removal of the Antennas shall be paid by Licensee.

                (v) Licensee shall pay Licensor within thirty (30) days of demand for all costs incurred by Licensor resulting from Licensee's installation, operation, repair, maintenance and removal of the Antennas, including but not limited to costs incurred to repair or replace the roof and costs incurred to repair damage to the Building.

                (vi) The Antennas and their installation, operation, repair, maintenance and removal must comply with all applicable federal, state and local laws, ordinances, rules and regulations.

                (vii) The Antennas shall not occupy an excessive portion of the roof and shall not weigh an excessive amount, both of which limitations shall be determined by Licensor in its sole but reasonable judgment.

                (viii) If Licensor's engineer reasonably deems it advisable that there be structural reinforcement of the roof in connection with any such installation, Licensor shall perform same at Licensee's expense and Licensee shall not perform any such installation prior to the completion of any such structural reinforcement. If the installation of the Antennas or any act or omission relating thereto should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Licensor, then Licensee shall reimburse Licensor for any loss or damage sustained or cost or expenses incurred by Licensor as a result of such impairment or limitation;

                (ix) Licensee and Licensee's contractors shall not have access to the roof without written permission from Licensor.

                (x) Licensor shall not be responsible for any damage to or theft of the Antennas, unless due to the willful misconduct or gross negligence of Licensor.

                (xi) Licensee shall cooperate with Licensor, including, without limitation, moving the Antennas, in an effort to mitigate against any disturbance or interference with the use by any other occupant of the Building of electrical or communication equipment used by such other occupant caused by the installation of the Antennas;

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                (xii) Licensee shall pay any additional or increased insurance premiums and shall obtain and pay for any additional coverage for the benefit of Licensor in such amount and of such type as Licensor may reasonably require in connection with the installation of the Antennas;

                (xiii) Licensee will discontinue the use of the Antennas if such use adversely affects the physical health of any individuals in or about the Building.

                (xiv) At Licensor's request, Licensee shall remove the Antennas upon the expiration or earlier termination of the term of this Second License Agreement; and

                (xv) Licensee shall be responsible for all costs incurred by Licensor for removal of the Antennas and restoration of the roof.

                (xvi) Unless due to the willful misconduct or gross negligence of Licensor, Licensee shall indemnify and save Licensor harmless from and against any liability to and claim by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury, death or property damage arising from the Antennas and/or their installation, operation, repair, maintenance and removal.

        2. Term.  The term of this Second License Agreement shall commence on
           ----
April 15, 1996 and shall continue on a month-to-month basis but in no event shall such term continue later than March 21, 1997. Before March 21, 1997, Licensor or Licensee may terminate or revoke this agreement by giving the other party sixty (60) days prior written notice of termination.

        3. Use.   Licensee acknowledges and agrees that the roof is to be used
           ---
only for the installation of two (2) antennas used to receive and send GSM signals. Licensee agrees to conduct its business in a good and orderly manner and is to keep the roof and the surrounding premises in a clean and sanitary condition.

        4. Fee.  Licensee agrees to pay Licensor for use of the roof One
           ---
and 00/100 ($1.00) Dollar per month.

        5. Licensee's Covenants.  The License covenants that no waste or damage
           --------------------
shall be committed upon or to the roof; that the roof shall be used for only the purpose hereinabove stated; that said roof shall not be used for any unlawful purpose and no violations of law or ordinance or duly constituted authority shall be committed thereon. Throughout the term hereof, Licensee, at Licensee's own cost and expense, shall take good care of the roof, make all necessary repairs to the same due to the actions or inaction of Licensee, except structural repairs not necessitated by the actions of Licensee, which repairs and installations shall be

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equal in quality to the original work; promptly pay the expense of such repairs and installations; give prompt notice to Licensor of any damage that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force, applicable to the roof or Licensee's use thereof, of the City, County, State and Federal Governments and Licensor, and of each and every department, bureau and officer thereof, and of the Board of Fire Underwriters thereof.

        6.  Licensor's Covenants.  The Licensor covenants that it has the legal
            --------------------
authority to enter into this Second License Agreement and that Court approval of this Second License Agreement is not required.

        7.  No Assignment, Sublet or Transfer.  Licensee shall not assign,
            ---------------------------------
sublet, mortgage or encumber this Second License Agreement or suffer or permit the roof or any part thereof to be used by others.

        8.  Licensor Not Liable.  It is agreed that Licensor shall not be liable
            -------------------
to the Licensee or any other person on or about the roof for any damage either to person or property, or for any loss incurred on or about the roof through the fault of the Licensee and/or its agents, servants, employees, contractors, invitees. Additionally, it is agreed that Licensee shall not be liable to the Licensor or any other person on or about the roof for any damage either to person or property, or for any loss incurred on or about the roof through the gross negligence or willful misconduct of the Licensor and/or its agents, servants, employees or contractors.

        9.  Indemnification of Licensor.  Unless liability is due to the gross
            ---------------------------
negligence or willful misconduct of Licensor, Licensee shall be liable as herein set forth. Licensee's use of the roof and the installation, operation, repair, maintenance and removal of the Antennas shall be upon all the terms and conditions hereof and shall be by Licensee's own risk. Licensee agrees to be responsible for any damage to the property of Licensor which may result from any use of the roof (except for latent defects), or any act done thereon by the Licensee or any person coming or being thereon by the license of the Licensee, express or implied, and also to save the Licensor harmless from any liability to any person, for damage to person or property resulting from any such causes, and to protect such liability with public liability insurance of not less than Three Million and 00/100 ($3,000,000.00) Dollars at Licensee's cost and expense and under which Licensor is designated as an insured for the full amount thereof, and to furnish Licensor, proof that roof and the Antennas are covered by Licensee's policy.

        10. Default.  If Licensee shall default in the performance or
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observance of any agreement or condition on its part to be performed or observed, and if Licensee shall fail to cure said default within ten (10) days after written notice of said default

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from Licensor, then Licensor may immediately, or at any time thereafter, and without further notice, terminate or revoke this Second License Agreement, and Licensee shall forthwith quit the roof without summary proceeding. In addition thereto, Licensee shall remain liable to Licensor for all damages sustained by Licensor arising from said default by Licensee.

        11.  Licensee's Property.  If, after thirty (30) days following
             -------------------
expiration or Licensor's termination of this Second License Agreement, Licensee has failed to remove the Antennas or any property brought upon the roof by Licensee, then said property shall be deemed abandoned by the Licensee and shall become the property of the Licensor, or Licensor may notify Licensee to remove same at Licensee's own cost and such actual expense, and upon failure of Licensee to do so, Licensor may, in addition to any other remedies available to it, remove said property as the duly authorized agent of Licensee, and store the same in the name and at the expense of Licensee or those claiming receipt, and Licensee will pay to Licensor such expense upon the removal and storage of Licensee's property, irrespective of the length of time and storage.

        12.  No Estate or Interest.  Licensee acknowledges and agrees that
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nothing contained in this Second License Agreement shall be deemed or construed as providing Licensee with an estate or interest in the roof. Licensee further acknowledges and agrees as a result thereof that Licensee will not assert any claims against Licensor for breach or otherwise hereunder.

        13.  Termination.  Licensor and Licensee further acknowledge that a
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lease for Licensee's prospective rental of approximately 24,000 rentable square feet in Mountain Lakes Corporate Center I is presently being negotiated. In the event that such a lease is consummated, and notwithstanding any language in Paragraph 2 of this Second License Agreement to the contrary, Licensor and Licensee agree that this Second License Agreement shall terminate upon the commencement of such a lease, but not prior to the commencement of such a lease, provided that such a lease commences on or before March 21, 1997 and that the terms and conditions of such a lease shall be binding upon the parties.

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        IN WITNESS WHEREOF, this Second License Agreement has been duly executed by the parties hereto, intending to be legally bound thereby, under seal, as of the day and year first written above.

ATTEST OR WITNESS:                        BENDER & COMPANY, INC.
                                          as Rent Receiver

/s/ Barbara C. Magliacano                 /s/ David Bender
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DATED: April 17, 1996


ATTEST OR WITNESS:                        OMNIPOINT COMMUNICATIONS, INC.
                                          a Delaware corporation

/s/ M. J. Kenniff                         /s/ George Schmitt
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DATED: April 12, 1996


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